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United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2026

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Old Second Bancorp, Inc. (the “Company”, “we,” “us” and “our”) will release financial results for the fourth quarter of 2025 after the market closes on January 21, 2026.

We will also host an earnings call on Thursday, January 22, 2026 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).  Investors may listen to our earnings call via a live webcast by accessing the link provided below, or alternatively, on the Events section of the Old Second Investor Relations website (https://investors.oldsecond.com/events).Investors are encouraged to register at the webcast link at least 10 minutes prior to the scheduled start of the call.

Webcast URL: https://www.webcaster5.com/Webcast/Page/2239/53419

A replay of the webcast will be available under the Events section of the Old Second Investor Relations website (https://investors.oldsecond.com/events) for up to one year after the earnings call date.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: January 2, 2026	By:	/s/ Bradley S. Adams
Bradley S. Adams
Executive Vice President, Chief Operating Officer and
Chief Financial Officer

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